
<ARTICLE> 5
<LEGEND>
This Restated Schedule contains summary financial information extracted from the consolidated financial statements included in the registrant's Annual Report on Form 10-K of which this schedule is an exhibit thereto and is qualified in its entirety by reference to such consolidated financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS                   12-MOS                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995             DEC-31-1996             DEC-31-1997
<PERIOD-END>                               DEC-31-1995             DEC-31-1996             DEC-31-1997
<CASH>                                             726                      14,255                       2,941
<SECURITIES>                                         0                      18,000                       3,478
<RECEIVABLES>                                   57,979                     114,234                     265,810
<ALLOWANCES>                                       691                       1,115                       3,394
<INVENTORY>                                     56,313                     112,916                      95,716
<CURRENT-ASSETS>                               116,547                     266,712                     391,511
<PP&E>                                           3,444                       9,432                      27,954
<DEPRECIATION>                                     510                       1,225                       4,534
<TOTAL-ASSETS>                                 119,787                     299,045                     456,702
<CURRENT-LIABILITIES>                           54,328                     123,231                     110,191
<BONDS>                                              0                           0                           0
<PREFERRED-MANDATORY>                                0                           0                           0
<PREFERRED>                                          0                           0                           0
<COMMON>                                           398                         433                         504
<OTHER-SE>                                      64,658                      94,766                     198,787
<TOTAL-LIABILITY-AND-EQUITY>                   119,787                     299,045                     456,702
<SALES>                                        419,149                     589,718                   1,035,649
<TOTAL-REVENUES>                               419,149                     589,718                   1,035,649
<CGS>                                          390,950                     543,878                     950,478
<TOTAL-COSTS>                                  390,950                     543,878                     950,478
<OTHER-EXPENSES>                                     0                           0                           0
<LOSS-PROVISION>                                     0                           0                           0
<INTEREST-EXPENSE>                               1,383                       2,118                       6,367
<INCOME-PRETAX>                                 12,003                      20,123                      36,927
<INCOME-TAX>                                     3,838                       7,328                      11,065
<INCOME-CONTINUING>                              8,165                      11,037                      25,510
<DISCONTINUED>                                       0                           0                           0
<EXTRAORDINARY>                                      0                           0                           0
<CHANGES>                                            0                           0                           0
<NET-INCOME>                                     8,165                      11,037                      25,510
<EPS-PRIMARY>                                        0<F1><F2>                   0<F1><F2>                0.55<F2>
<EPS-DILUTED>                                        0<F1><F2>                   0<F1><F2>                0.53<F2>

<F1>Historical net income per share amounts for 1995 and 1996 are not presented because such information is not meaningful as the Company was not a tax paying entity on a consolidated basis for all periods presented. Pro forma basic earnings per share amounts that include estimates of income tax amounts that the Company would have incurred had it been a tax paying entity and exclude the after-tax effect of one-time merger expenses of $2.1 million in 1996 were $0.22 and $0.31 for the years ended December 31, 1995 and 1996, respectively.
Diluted earnings per share amounts were $0.21 and $0.30 for the two years ended December 31, 1995 and 1996, respectively.
<F2>The earnings per share, as presented, have been adjusted to give effect to the Company's 2-1 stock split of its common stock effected in the form of a 100% stock dividend paid on November 21, 1997 to stockholders of record on November 6, 1997.

